RE/MAX Holdings Reports Fourth Quarter And Full Year 2014 Results

DENVER, March 12, 2015 /PRNewswire/ --

Full Year 2014 Highlights
(Compared to full year 2013 unless otherwise noted)

  Year-end agent count of 98,010, up 5.1%
  Revenue grew by 7.6% to $171.0 million
  Adjusted EBITDA1 was $83.8 million, up 8.8%
  Adjusted EBITDA1 margin of 49.0%, up from 48.5%
  Adjusted basic and diluted earnings per share ("EPS") of $1.54 and $1.51, respectively
  FX negatively impacted full year 2014 Adjusted EBITDA margin by 116 basis points and Adjusted basic and diluted EPS by approximately $0.03
  Doubled regular quarterly dividend to $0.125 per share
  Announced special dividend of $1.50 per share

Fourth Quarter 2014 Highlights
(Compared to the fourth quarter 2013 unless otherwise noted)

  Revenue grew by 5.8% to $42.6 million
  Adjusted EBITDA1 of $20.3 million, up 11.3%
  Adjusted EBITDA1 margin of 47.8%, up from 45.4%
  Adjusted basic and diluted EPS of $0.37 and $0.37, respectively
  FX negatively impacted Q4 Adjusted EBITDA margin by 240 basis points and Adjusted basic and diluted EPS by approximately $0.02

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX") (NYSE: RMAX), one of the world's leading franchisors of real estate brokerage services, today announced operating results for the fourth quarter and full-year ended December 31, 2014.

"In 2014, we had our largest agent gain since 2006 as nearly 4,800 agents chose to join RE/MAX," stated Dave Liniger, Chief Executive Officer ("CEO") and Co-Founder of RE/MAX. "Our 2014 office franchise sales outpaced every year since 2010 and we expanded our Adjusted EBITDA margin to 49% despite foreign exchange headwinds. With a steadily improving housing market, we believe our agent-centric model will continue to attract more real estate professionals in 2015, allowing us to grow our global agent network by an estimated 4% to 5% over 2014."

Liniger continued, "One of the key strengths of our business model is our significant free cash flow generation, which allows us the capital flexibility to invest in growing the business and return capital to shareholders. Given the inherent stability of our business model and the strength of our balance sheet, our Board doubled our regular quarterly dividend to $0.125 per share and approved a special one-time dividend of $1.50 per share. Our focus is and will continue to be on allocating capital to create value for shareholders."

Full Year 2014 Operating Results

Agent Count

Total agent count grew by 4,782 agents to 98,010 agents or 5.1% compared to year-end 2013. In the United States ("U.S."), agent count increased by 2,614 agents to 57,105 agents or 4.8% compared to the prior year. Agent count in the U.S. Company-owned and Independent regions grew by 5.6% and 3.5%, respectively, compared to the prior year. In Canada, agent count increased by 118 agents to 19,040 agents or 0.6% compared to the prior year. Outside the U.S. and Canada, agent count increased by 2,050 agents to 21,865 agents or 10.3% compared to the prior year.

Revenue

RE/MAX generated revenue of $171.0 million for the full-year 2014, a 7.6% increase compared to $158.9 million in 2013, driven by incremental revenue from the Southwest and Central Atlantic regions acquired in October 2013 and an increase in agent count. Recurring revenue streams, which include continuing franchise fees and annual dues, accounted for 60.5% of revenues in 2014 compared to 59.2% in the prior year.

Revenue from continuing franchise fees was $72.7 million, up $8.2 million or 12.8% over the prior year primarily due to growth in agent count and incremental revenue that resulted from the acquisition of the Southwest and Central Atlantic regions.

Revenue from annual dues was $30.7 million, up $1.2 million or 4.1% compared to the prior year. The increase was due to 1) an increase in total agent count of 4,782 from the prior year, of which 2,732 agents were located in the U.S. and Canada, and 2) the January 1, 2014 increase in annual dues membership fees for the Company's U.S. and Canadian agents.

Revenue from broker fees was $28.7 million, up $3.9 million or 15.6% compared to the prior year. The increase was driven by growth in agent count and incremental revenue that resulted from the acquisition of the Southwest and Central Atlantic regions.

Franchise sales and other franchise revenue was $23.4 million, down $0.1 million or 0.6% compared to the prior year driven by a decrease in regional and master franchise sales outside the U.S. and Canada. The decrease was partially offset by an increase in office franchise sales and renewals in U.S. Company-owned regions.

Brokerage revenue, which principally represents fees assessed by the Company's owned brokerages for services provided to their affiliated real estate agents, was $15.4 million, a decrease of $1.1 million or 6.4% from the prior year. The decrease was due to a reduction in the number of owned brokerage offices in the second quarter of 2013, which had a full year impact in 2014, and a reduction in closed transaction sides and home sales volume at the Company's owned brokerage offices.

Operating Expenses

Total operating expenses were $107.1 million for the full-year 2014, a decrease of $4.6 million or 4.1% compared to the prior year. Selling, operating and administrative expenses were $91.8 million, down $4.4 million or 4.6% from the prior year. Selling, operating and administrative expenses were 53.7% of revenue for 2014 compared to 60.6% in the prior year. The reduction in operating expenses is primarily due to 1) lower professional fees compared to the prior year due to costs incurred in connection with the Company's initial public offering ("IPO") during 2013 and 2) lower rent expense due to a loss recorded in 2013 related to the sublease of office space at the Company's headquarters. The expense reduction was partially offset by one-time severance and other related expenses incurred in the fourth quarter of 2014 in connection with the retirement of the Company's former CEO and a re-organization to improve operating efficiencies at the corporate headquarters.

Adjusted EBITDA

Adjusted EBITDA margin was 49.0% for 2014 compared to 48.5% in the prior year. Adjusted EBITDA was $83.8 million for 2014, up $6.8 million or 8.8% from the prior year. The increase in Adjusted EBITDA was largely driven by revenue growth attributable to an increase in agent count and incremental contributions from the acquired Southwest and Central Atlantic regions. The continued weakening of the Canadian dollar against the U.S. dollar and the effect of foreign currency transaction losses primarily related to cash held in Canadian dollars decreased Adjusted EBITDA margin by approximately 116 basis points for the year. A reconciliation of Adjusted EBITDA to net income is included in Table 5.

Net Income

Reported net income was $44.0 million for 2014, an increase of $15.7 million or 55.7% compared to the prior year. The increase was primarily due to higher operating income and lower interest expense as a result of the Company's 2013 debt refinancing, partially offset by foreign currency transaction losses and a higher provision for income taxes.

Adjusted net income2 was $45.3 million for 2014, an increase of $8.2 million or 22.2% compared to the prior year. Adjusted basic and diluted EPS were $1.54 and $1.51 for 2014, respectively, compared to $1.26 and $1.24 for 2013, respectively. The weakening of the Canadian dollar against the U.S. dollar during 2014 negatively impacted 2014 Adjusted basic and diluted EPS by approximately $0.03.

Net income attributable to RE/MAX Holdings, Inc. was $13.4 million for 2014. This amount excludes net income attributable to the non-controlling interest. Reported basic and diluted EPS attributable to RE/MAX Holdings, Inc. were $1.16 and $1.10, respectively. Refer to Table 1 for the share counts used in the calculation of basic and diluted EPS attributable to RE/MAX Holdings, Inc. in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

The ownership structure used to calculate Adjusted basic and diluted EPS for the three months and twelve months ended December 31, 2014 contemplates RE/MAX owning 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX had of RMCO was 39.67% and 39.57% for the three months and twelve months ended December 31, 2014, respectively. Refer to Table 6 in this press release for a reconciliation of Adjusted net income to net income and the share counts used in the Adjusted basic and diluted EPS calculations.

Balance Sheet

As of December 31, 2014, the Company had a cash balance of $107.2 million, an increase of $18.8 million from December 31, 2013. The Company had $211.7 million of term loans outstanding, net of unamortized discount as of December 31, 2014, down from $228.4 million as of December 31, 2013.

Dividend

The Company announced that its Board of Directors doubled the quarterly dividend to $0.125 per share and approved a special cash dividend of $1.50 per share. The aggregate payment of the special cash dividend will be approximately $45 million and will be funded through existing cash.

The regular quarterly dividend is payable on April 8, 2015 to shareholders of record at the close of business on March 25, 2015. The special cash dividend is payable on April 8, 2015 to shareholders of record at the close of business on March 23, 2015.

Outlook

Revenue, selling, operating and administrative expenses and Adjusted EBITDA margin are subject to currency exchange rate fluctuations principally related to changes in the Canadian dollar to U.S. dollar exchange rate. In 2014, the Company generated 14% of its revenue in Canada and realized an average exchange of $0.90 U.S. for every $1.00 Canadian. The Company's 2015 outlook reflects an annualized estimated exchange rate of $0.78 U.S. for every $1.00 Canadian.

First Quarter 2015 Outlook:

  Agent count is estimated to increase by 4.5% to 5% over first quarter 2014;
  Revenue is estimated to increase by 4% to 5% over first quarter 2014;
  Selling, operating and administrative expenses are estimated to be 56% to 58% of first quarter 2015 revenue; and
  Adjusted EBITDA margin is estimated to be in the 40% to 41% range.

The Company's expenses are higher and its Adjusted EBITDA margin is lower in the first quarter due to seasonality of the business and expenses associated with the Company's annual convention, which is an important agent and broker engagement and recruitment event.

Full-Year 2015 Outlook:

  Agent count is estimated to increase by 4% to 5% over 2014;
  Revenue is estimated to increase by 3% to 4% over 2014;
  Selling, operating and administrative expenses are estimated to be 50% to 52% of 2015 revenue;
  Adjusted EBITDA margin is estimated to be in the 49% to 50% range; and
  Project related operating and capital expenditures of $3.0 to $3.5 million and $2.0 to $2.5 million, respectively.

Basis of Presentation

Subsequent to the IPO, RE/MAX began to operate and control all of the business affairs of RMCO. As a result, RE/MAX began to consolidate RMCO on October 7, 2013, and because RE/MAX and RMCO are entities under common control, such consolidation has been reflected for all periods presented. Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, March 13, 2015, beginning at 8:30 a.m. Eastern Time. Interested parties are able to access the conference call using the following dial-in numbers:

U.S.	1-877-512-8755
Canada	1-855-669-9657
International	1-412-902-4144

Interested parties can access the live webcast through the Investor Relations section of the Company's website at www.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call.

A replay of the call will be available approximately one hour after the end of the call on March 13, 2015 through March 27, 2015, by dialing 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada) or 1-412-317-0088 (International) and entering the pass code 10060939. An archive of the webcast will be available on the Company's website for a limited time as well.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 98,000 agents provide RE/MAX a global reach of more than 95 countries. Nobody sells more real estate than RE/MAX.

RE/MAX, LLC, one of the world's leading franchisors of real estate brokerage services, is a wholly-owned subsidiary of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the Company's outlook for the first quarter and full fiscal year, expectations regarding agent count and Adjusted EBITDA margins for its full fiscal year, the Company's belief that business fundamentals remain strong, as well as other statements regarding the Company's strategic and operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain agents, (5) changes in laws and regulations that may affect the Company's business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX brand, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the most recent Annual Report or Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

[1]Non-GAAP measures. See Table 5 for a reconciliation of net income to Adjusted EBITDA. See the end of this press release for a definition of Non-GAAP measures.

[2] Non-GAAP measure. Adjusted net income measure assumes RE/MAX owns 100% of RMCO. As of December 31, 2014 RE/MAX actually owned 39.89% of RMCO. See Table 6 for a reconciliation of Adjusted net income and Adjusted EPS to net income. See the end of this press release for a definition of Non-GAAP measures.

TABLE 1
RE/MAX Holdings, Inc. Consolidated Statements of Income (Amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)
Revenue:
Continuing franchise fees	$18,455	$17,428	$72,706	$64,465
Annual dues	7,880	7,472	30,726	29,524
Broker fees	6,832	6,107	28,685	24,811
Franchise sales and other franchise revenue	5,505	5,751	23,440	23,574
Brokerage revenue	3,893	3,476	15,427	16,488
Total revenue	42,565	40,234	170,984	158,862
Operating expenses:
Selling, operating and administrative expenses	26,526	26,155	91,847	96,243
Depreciation and amortization	3,799	4,078	15,316	15,166
(Gain) loss on sale or disposition of assets, net	(13)	332	(14)	373
Total operating expenses	30,312	30,565	107,149	111,782
Operating income	12,253	9,669	63,835	47,080
Other expenses, net:
Interest expense	(2,288)	(2,594)	(9,295)	(14,647)
Interest income	108	97	313	321
Foreign currency transaction losses	(844)	(629)	(1,348)	(764)
Loss on early extinguishment of debt	-	-	(178)	(1,798)
Equity in earnings of investees	206	168	600	904
Total other expenses, net	(2,818)	(2,958)	(9,908)	(15,984)
Income before provision for income taxes	9,435	6,711	53,927	31,096
Provision for income taxes	(1,818)	(1,111)	(9,948)	(2,844)
Net income	$7,617	$5,600	$43,979	$28,252
Less: net income attributable to non-controlling interest	5,241	4,094	30,543	26,746
Net income attributable to RE/MAX Holdings, Inc.	$2,376	$1,506	$13,436	$1,506

		October 7, 2013 through December 31, 2013		October 7, 2013 through December 31, 2013
Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.20	$0.13	$1.16	$0.13
Diluted	$0.19	$0.12	$1.10	$0.12
Weighted average shares of Class A common stock outstanding
Basic	11,662,874	11,607,971	11,611,164	11,607,971
Diluted	12,259,440	12,234,905	12,241,977	12,234,905
Cash dividends declared per share of Class A common stock	$0.0625	$-	$0.25	$-

TABLE 2
RE/MAX Holdings, Inc. Consolidated Balance Sheets (Amounts in thousands, except share and per share amounts)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$107,199	$88,375
Escrow cash - restricted	693	710
Accounts and notes receivable, current portion, less allowances of $4,495 and $4,122, respectively	16,641	15,980
Accounts receivable from affiliates	231	5
Income taxes receivable	765	-
Other current assets	5,237	5,010
Total current assets	130,766	110,080
Property and equipment, net of accumulated depreciation of $19,993 and $19,400, respectively	2,661	2,583
Franchise agreements, net of accumulated amortization of $87,330 and $73,764, respectively	75,505	89,071
Other intangible assets, net of accumulated amortization of $8,550 and $7,912, respectively	2,725	2,486
Goodwill	72,463	72,781
Deferred tax assets, net	66,903	67,791
Investments in equity method investees	3,693	3,642
Debt issuance costs, net	1,896	2,353
Other assets	1,715	2,036
Total assets	$358,327	$352,823
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$561	$731
Accounts payable to affiliates	1,114	1,017
Escrow liabilities	693	710
Accrued liabilities	9,380	9,344
Income taxes and tax distributions payable	189	3,000
Deferred revenue and deposits	17,142	15,821
Current portion of debt	9,460	17,300
Current portion of payable pursuant to tax receivable agreements	3,914	902
Other current liabilities	211	206
Total current liabilities	42,664	49,031
Debt, net of current portion	202,213	211,104
Payable pursuant to tax receivable agreements, net of current portion	63,504	67,938
Deferred tax liabilities, net	190	195
Other liabilities, net of current portion	10,473	9,016
Total liabilities	319,044	337,284
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 11,768,041 shares issued and outstanding as of December 31, 2014; 11,607,971 shares issued and outstanding as of December 31, 2013	1	1
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2014 and 2013	-	-
Additional paid-in capital	241,882	239,086
Retained earnings	12,041	1,506
Accumulated other comprehensive income	886	1,371
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	254,810	241,964
Non-controlling interest	(215,527)	(226,425)
Total stockholders' equity	39,283	15,539
Total liabilities and stockholders' equity	$358,327	$352,823

TABLE 3
RE/MAX Holdings, Inc. Consolidated Statements of Cash Flow (Amounts in thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$43,979	$28,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,316	15,166
Bad debt expense	630	604
(Gain) loss on sale or disposition of assets, net	(14)	373
Loss on early extinguishment of debt	178	1,798
Equity in earnings of investees	(600)	(904)
Distributions received from equity investees	549	1,162
Equity-based compensation	2,002	2,995
Non-cash interest expense	365	859
Deferred income tax expense	1,865	402
Changes in operating assets and liabilities:
Accounts and notes receivable, current portion	(1,466)	(585)
Advances from/to affiliates	(161)	57
Other current and noncurrent assets	100	(1,245)
Other current and noncurrent liabilities	858	1,574
Deferred revenue and deposits	1,094	(439)
Payment pursuant to Tax Receivable Agreement	(986)	-
Net cash provided by operating activities	63,709	50,069
Cash flows from investing activities:
Purchases of property, equipment and software	(2,026)	(1,108)
Proceeds from sale of property and equipment	5	18
Cost to sell assets	-	-
Capitalization of trademark costs	(122)	(232)
Acquisitions	-	(27,305)
Dispositions	100	-
Net cash used in investing activities	(2,043)	(28,627)
Cash flows from financing activities:
Proceeds from issuance of debt	-	230,000
Payments on debt	(16,816)	(234,658)
Debt issuance costs	-	(1,345)
Proceeds from issuance of Class A common stock in initial public offering	-	235,922
Payments of costs directly associated with issuance of Class A common stock	-	(5,972)
Purchase of Common Units from RMCO, LLC	-	(197,618)
Distributions to non-controlling unitholders	(22,197)	(27,614)
Dividends paid to Class A common stockholders	(2,901)	-
Payments on capital lease obligations	(204)	(266)
Excess tax benefit realized on delivery of vested restricted stock units and exercise of stock options	736	-
Cancellation of vested restricted stock units for required tax withholding	(1,781)	-
Proceeds from exercise of stock options	486	-
Net cash used in financing activities	(42,677)	(1,551)
Effect of exchange rate changes on cash	(165)	(17)
Net increase in cash and cash equivalents	18,824	19,874
Cash and cash equivalents, beginning of year	88,375	68,501
Cash and cash equivalents, end of year	$107,199	$88,375
Supplemental disclosures of cash flow information:
Cash paid for interest	$8,880	$13,769
Cash paid for income taxes	8,521	2,310
Schedule of non-cash investing and financing activities:
Establishment of deferred tax assets	$917	$69,711
Establishment of amounts payable under tax receivable agreements	436	68,840
Note receivable related to sale of assets of regional franchising operations	-	-
Capital leases for property and equipment	18	581
Tax distributions payable to non-controlling unitholders	-	2,552

TABLE 4
RE/MAX Holdings, Inc. Agent Count (Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013	2013	2013	2013	2012
Agent Count:
U.S.
Company-owned regions (1)	35,299	35,377	34,686	33,911	33,416	27,343	26,846	26,189	25,819
Independent regions (1)	21,806	21,804	21,576	21,375	21,075	26,879	26,482	26,030	25,984
U.S. Total	57,105	57,181	56,262	55,286	54,491	54,222	53,328	52,219	51,803
Canada
Company-owned regions	6,261	6,258	6,212	6,117	6,084	6,089	6,106	6,073	6,070
Independent regions	12,779	12,849	12,818	12,852	12,838	12,934	12,939	12,804	12,796
Canada Total	19,040	19,107	19,030	18,969	18,922	19,023	19,045	18,877	18,866
Outside U.S. and Canada
Company-owned regions	328	312	301	323	338	319	316	334	336
Independent regions	21,537	21,047	20,496	19,807	19,477	19,167	19,120	18,542	18,003
Outside U.S. and Canada Total	21,865	21,359	20,797	20,130	19,815	19,486	19,436	18,876	18,339
Total	98,010	97,647	96,089	94,385	93,228	92,731	91,809	89,972	89,008
Net change in agent count compared to the prior period	363	1,558	1,704	1,157	497	922	1,837	964

(1)

As of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, U.S. Company-owned Regions includes agents in the Southwest and Central Atlantic regions which converted from Independent regions to Company-owned regions in connection with the acquisitions of the business assets of HBN, Inc. ("HBN") and Tails, Inc. ("Tails") on October 7, 2013.  As of the acquisition date, the Southwest and Central Atlantic regions had a total of 5,918 agents.

TABLE 5
RE/MAX Holdings, Inc. Adjusted EBITDA Reconciliation to Net Income (Amounts in thousands, except percentages) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Consolidated:
Net income (1)	$7,617	$5,600	$43,979	$28,252
Depreciation and amortization	3,799	4,078	15,316	15,166
Interest expense	2,288	2,594	9,295	14,647
Interest income	(108)	(97)	(313)	(321)
Provision for income taxes	1,818	1,111	9,948	2,844
EBITDA	15,414	13,286	78,225	60,588
(Gain) loss on sale or disposition of assets and sublease (2)	(63)	1,382	(340)	971
Loss on early extinguishment of debt (3)	-	-	178	1,798
Non-recurring equity-based compensation (4)	-	2,047	-	2,748
Non-cash straight-line rent expense (5)	198	213	812	1,183
Chairman executive compensation (6)	-	11	-	2,261
Acquisition integration costs (7)	163	246	313	495
Public offering related expenses (8)	-	1,079	-	6,995
Non-recurring severance and other related expenses (9)	4,617	-	4,617	-
Adjusted EBITDA	$20,329	$18,264	$83,805	$77,039
Adjusted EBITDA Margin	47.8%	45.4%	49.0%	48.5%

(1)

Consolidated net income excludes all adjustments associated with the non-controlling interest and presents the results of operations as if all outstanding common units of RMCO were exchanged for or converted into shares of the Company's Class A common stock on a one-for-one basis for the entire period presented.

(2)	Represents (gains) losses on the sale or disposition of assets as well as (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(3)

Represents losses incurred on early extinguishment of debt on the Company's 2013 Senior Secured Credit Facility and the Company's previous senior secured credit facility for the year ended December 31, 2014 and 2013 as well as losses incurred related to the entire repayment of the Company's previous senior secured credit facility during the year ended December 31, 2013.

(4)

Non-recurring equity-based compensation includes non-cash compensation expense recorded related to restricted stock units granted in connection with the IPO pursuant to the Company's 2013 Omnibus Incentive Plan during the three and twelve months ended December 31, 2013 as well as the non-cash compensation expense recorded related to unit options granted to certain employees pursuant to RMCO's 2011 Unit Option Plan during the year ended December 31, 2013.

(5)	Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.
(6)

Represents the salaries the Company paid to David Liniger, the Company's Chief Executive Officer, Chairman and Co-Founder, and Gail Liniger, the Company's Vice Chair and Co-Founder. Such salaries have not been paid subsequent to the IPO, and will not be paid in future periods.

(7)

Acquisition integration costs include fees incurred in connection with the Company's acquisitions of certain assets of HBN and Tails in October 2013. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

(8)	Represents costs incurred in connection with the IPO.
(9)

Represents non-recurring severance and other related expenses of $3.3 million recognized for the retirement of the Company's former Chief Executive Officer on December 31, 2014, which includes $1.8 million of expenses related to continued salary, benefits and related payroll costs to be paid over a 36 month period beginning in the fourth quarter of 2015, $1.0 million of additional equity-based compensation expense for the accelerated vesting of certain restricted stock units and $0.5 million of expenses related to the one-time salary payment made on December 31, 2014. Non-recurring severance and other related expenses also includes one-time expenses of $1.3 million incurred for severance and outplacement services provided to former employees of the Company in connection with the restructuring plan implemented at the Company's corporate headquarters.

TABLE 6
RE/MAX Holdings, Inc. Adjusted Net Income and Adjusted Earnings per Share(1) (Amounts in thousands, except share and per share amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Consolidated:
Net income	$7,617	$5,600	$43,979	$28,252
Amortization of franchise agreements	3,392	3,375	13,566	12,274
Non-controlling interest income tax expense & RE/MAX Holdings tax provision	1,818	1,111	9,948	2,844
Add-backs:
(Gain) loss on sale or disposition of assets and sublease (2)	(63)	1,382	(340)	971
Loss on early extinguishment of debt (3)	-	-	178	1,798
Non-recurring equity-based compensation (4)	-	2,047	-	2,748
Non-cash straight-line rent expense (5)	198	213	812	1,183
Chairman executive compensation (6)	-	11	-	2,261
Acquisition integration costs (7)	163	246	313	495
Public offering related expenses (8)	-	1,079	-	6,995
Non-recurring severance and other related expenses (9)	4,617	-	4,617	-
Adjusted pre-tax net income	17,742	15,064	73,073	59,821
Less: Provision for income taxes at 38%	(6,742)	(5,724)	(27,768)	(22,732)
Adjusted net income	$11,000	$9,340	$45,305	$37,089

Total basic pro forma shares outstanding	29,397,474	29,342,571	29,345,764	29,342,571
Total diluted pro forma shares outstanding	29,994,040	29,969,505	29,976,577	29,969,505

Adjusted net income basic earnings per share (10):	$0.37	$0.32	$1.54	$1.26
Adjusted net income diluted earnings per share (10):	$0.37	$0.31	$1.51	$1.24

(1)

Excludes all adjustments associated with the non-controlling interest and presents the results of operations as if all outstanding common units of RMCO were exchanged for or converted into shares of the Company's Class A common stock on a one-for-one basis for the entire period presented.

(2)	Represents (gains) losses on the sale or disposition of assets as well as (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(3)

Represents losses incurred on early extinguishment of debt on the Company's 2013 Senior Secured Credit Facility and the Company's previous senior secured credit facility for the year ended December 31, 2014 and 2013 as well as losses incurred related to the entire repayment of the Company's previous senior secured credit facility during the year ended December 31, 2013.

(4)

Non-recurring equity-based compensation includes non-cash compensation expense recorded related to restricted stock units granted in connection with the IPO pursuant to the Company's 2013 Omnibus Incentive Plan during the three and twelve months ended December 31, 2013 as well as the non-cash compensation expense recorded related to unit options granted to certain employees pursuant to RMCO's 2011 Unit Option Plan during the year ended December 31, 2013.

(5)	Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.
(6)

Represents the salaries the Company paid to David Liniger, the Company's Chief Executive Officer, Chairman and Co-Founder, and Gail Liniger, the Company's Vice Chair and Co-Founder. Such salaries have not been paid subsequent to the IPO, and will not be paid in future periods.

(7)

Acquisition integration costs include fees incurred in connection with the Company's acquisitions of certain assets of HBN and Tails in October 2013. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

(8)	Represents costs incurred in connection with the IPO.
(9)

Represents non-recurring severance and other related expenses of $3.3 million recognized for the retirement of the Company's former Chief Executive Officer on December 31, 2014, which includes $1.8 million of expenses related to continued salary, benefits and related payroll costs to be paid over a 36 month period beginning in the fourth quarter of 2015, $1.0 million of additional equity-based compensation expense for the accelerated vesting of certain restricted stock units and $0.5 million of expenses related to the one-time salary payment made on December 31, 2014. Non-recurring severance and other related expenses also includes one-time expenses of $1.3 million incurred for severance and outplacement services provided to former employees of the Company in connection with the restructuring plan implemented at the Company's corporate headquarters.

(10)	Adjusted net income basic and diluted earnings per share are pro-forma for the three and twelve months ended December 31, 2013 since RE/MAX Holdings was not a public company until October 7, 2013.

TABLE 7
RE/MAX Holdings, Inc. Pro Forma Shares Outstanding (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	11,662,874	11,607,971	11,611,164	11,607,971
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	17,734,600	17,734,600	17,734,600	17,734,600
Total basic pro forma weighted average shares outstanding	29,397,474	29,342,571	29,345,764	29,342,571

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	11,662,874	11,607,971	11,611,164	11,607,971
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	17,734,600	17,734,600	17,734,600	17,734,600
Dilutive effect of stock options(1)	542,623	597,895	578,888	597,895
Dilutive effect of unvested restricted stock units(1)	53,943	29,039	51,925	29,039
Total diluted pro forma weighted average shares outstanding	29,994,040	29,969,505	29,976,577	29,969,505

(1)	In accordance with the treasury stock method

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and Adjusted net income and the ratios related thereto. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

RE/MAX defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, net and the provision for income taxes, each of which is presented in the Company's consolidated financial statements included elsewhere in this press release), adjusted for the impact of the following items that the Company does not consider representative of the Company's ongoing operating performance: loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, non-recurring equity based compensation, non-cash straight-line rent expense, salaries paid to David Liniger, the Company's Chief Executive Officer, Chairman and Co-Founder, and Gail Liniger, the Company's Vice Chair and Co-Founder, that the Company discontinued subsequent to the completion of the IPO, professional fees and certain non-recurring expenses incurred in connection with the IPO, acquisition integration costs and non-recurring severance and other related charges incurred in connection with the restructuring plan designed to improve operating efficiencies at the Company's corporate headquarters and the retirement of the Company's former Chief Executive Officer on December 31, 2014. During the third quarter of 2014, the Company revised its definition of Adjusted EBITDA to no longer adjust for recurring equity-based compensation expense. During the fourth quarter of 2014, the Company revised its definition of Adjusted EBITDA to adjust for non-recurring severance charges that were recorded during the fourth quarter of 2014. Adjusted EBITDA in prior periods has been revised to reflect this change for consistency of presentation.

RE/MAX defines Adjusted net income as net income, excluding the impact of amortization expense related to the Company's franchise agreements, non-controlling interest income tax expense and RE/MAX Holdings tax provision, loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, non-recurring equity-based compensation, non-cash straight-line rent expense, salaries paid to David and Gail Liniger that the Company discontinued subsequent to the completion of the IPO, acquisition integration costs, expenses incurred in connection with the IPO, and non-recurring severance and other related expenses incurred in connection with the restructuring plan designed to improve operating efficiencies at the Company's corporate headquarters and the retirement of the Company's former Chief Executive Officer on December 31, 2014, but reflects income taxes and is presented as if all outstanding common units of RMCO were exchanged for or converted into shares of the Company's Class A common stock on a one-for-one basis. Assuming the full exchange and conversion, all income of RMCO is treated as if it were allocated to RE/MAX, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income tax rates. The estimated effective tax rate was 38%.

Because Adjusted EBITDA and Adjusted net income omit certain non-cash items and other non-recurring cash charges or other items, the Company feels that these metrics are less susceptible to variances that affect the Company's operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items and is more reflective of other factors that affect the Company's operating performance. The Company presents Adjusted EBITDA and Adjusted net income because it believes the metrics are useful as supplemental measures in evaluating the performance of the Company's operating businesses and provide greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA as a factor in evaluating the performance of their business.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyzing the results the Company reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  Adjusted EBITDA does not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on the Company's debt;
  Adjusted EBITDA does not reflect the Company's income tax expense or the cash requirements to pay the Company's taxes;
  Adjusted EBITDA does not reflect the cash requirements to pay dividends to shareholders of the Company's Class A common stock and tax and other cash distributions to non-controlling unitholders;
  Adjusted EBITDA does not reflect the cash requirements to pay RIHI, Inc. and Weston Presidio, L.P. pursuant to the tax receivable agreement entered into at the time of the IPO; and
  other companies may calculate these measures differently, so they may not be comparable.

With respect to the Company's outlook with respect to Adjusted EBITDA margin for the first quarter and the full fiscal year 2015, the Company is not able to provide a reconciliation of this non-GAAP financial measure to U.S. GAAP because it does not provide specific guidance for the various reconciling non-cash items and other non-recurring cash and non-cash charges, such as gain on sale or disposition of assets and sublease and loss on early extinguishment of debt, among others. Certain items that impact these measures have not yet occurred, are out of the Company's control or cannot be reasonably predicted, and as a result, reconciliation of these non-GAAP guidance measures to U.S. GAAP is not available without unreasonable effort.

CONTACT: Investors, Peter Crowe, (303) 796-3815, pcrowe@remax.com, or Media, Shaun White, (303) 796-3405, shaunwhite@remax.com